CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of MainStay VP Funds Trust of our reports dated February 26, 2024, relating to the financial statements and financial highlights for the portfolios constituting MainStay VP Funds Trust listed in Appendix A (the “Portfolios”), which appear in the Portfolios’ Annual Reports on Form N-CSR for the year ended December 31, 2023. We also consent to the references to us under the headings "Financial Statements", “Disclosure of Portfolio Holdings”, and "Independent Registered Public Accounting Firm" in such Registration Statement.

New York, NY

April 16, 2024

Appendix A

MainStay VP Funds Trust

1. MainStay VP American Century Sustainable Equity Portfolio

2. MainStay VP Candriam Emerging Markets Equity Portfolio

3. MainStay VP Epoch U.S. Equity Yield Portfolio

4. MainStay VP Fidelity Institutional AM® Utilities Portfolio

5. MainStay VP Pinestone International Equity Portfolio (Formerly known as MainStay VP MacKay International Equity Portfolio)

6. MainStay VP Natural Resources Portfolio

7. MainStay VP S&P 500 Index Portfolio

8. MainStay VP Small Cap Growth Portfolio

9. MainStay VP Wellington Growth Portfolio

10. MainStay VP Wellington Mid Cap Portfolio

11. MainStay VP Wellington Small Cap Portfolio

12. MainStay VP Wellington U.S. Equity Portfolio

13. MainStay VP Winslow Large Cap Growth Portfolio

14. MainStay VP Balanced Portfolio

15. MainStay VP Income Builder Portfolio

16. MainStay VP Janus Henderson Balanced Portfolio

17. MainStay VP MacKay Convertible Portfolio

18. MainStay VP Bond Portfolio

19. MainStay VP Floating Rate Portfolio

20. MainStay VP Indexed Bond Portfolio

21. MainStay VP MacKay U.S. Infrastructure Bond Portfolio (Formerly known as MainStay VP Mackay Government Portfolio)

22. MainStay VP MacKay High Yield Corporate Bond Portfolio

23. MainStay VP MacKay Strategic Bond Portfolio

24. MainStay VP PIMCO Real Return Portfolio

25. MainStay VP U.S. Government Money Market Portfolio

26. MainStay VP CBRE Global Infrastructure Portfolio

27. MainStay VP Hedge Multi-Strategy Portfolio (Formerly known as Mainstay VP IQ Hedge Multi- Strategy Portfolio)

28. MainStay VP Conservative Allocation Portfolio

29. MainStay VP Equity Allocation Portfolio

30. MainStay VP Growth Allocation Portfolio

31. MainStay VP Moderate Allocation Portfolio